CONSULTANCY AGREEMENT executed at Montreal, Quebec, this 1st day of December, 2005

BETWEEN:

INTELGENX CORP., a corporation constituted under the laws of Canada, having its head office at 6425 Abrams, Ville St.-Laurent, Quebec H4S 1X9 duly represented herein by Horst Zerbe, President & CEO duly authorized to do so as he declares.

(Hereinafter referred to as the "Company")

AND:	6100864 Canada Inc. a corporation constituted under the laws of Canada, having its head office in the city of Montreal, Quebec, duly represented herein by Joel Cohen, President duly authorized to do so as he declares.

(Hereinafter referred to as the "Consultant")

WHEREAS the Company wishes to retain the Consultant, hereby accepting, to provide certain services, on a consulting basis, on the terms and conditions set forth herein;

BOTH PARTIES HAVE AGREED AS FOLLOWS:

1.     TERM

1.1   This Agreement has been entered into for an indefinite period of time commencing on the date of the Company listing its common shares on the Bulletin Board, the whole subject to the terms and conditions and the termination provisions set out herein below.

2.     SERVICES

2.1   The Company hereby retains the Consultant, who hereby agrees, to provide the services described in Schedule A (the "Services") together with such other services as may from time to time be agreed to in writing by the parties.

2.2   Subject to the provisions hereof, the Consultant shall perform the Services at such time and place and in such fashion as he shall consider appropriate and in keeping with the day to day requirements of the Company.

2.3   The Consultant shall use his best efforts, skill, energy and attention in the performance of the Services and shall perform same act in accordance with the usual practices and rules of art.

2.4   In carrying out his duties hereunder, the Consultant shall interact and liaise with the President & CEO of the Company.

2.5   Throughout the term of this Agreement, the Consultant shall comply with all applicable requirements of law in the performance of the Services and shall obtain and continue to hold, at his own expense, all permits, registrations and other authorizations required to permit the Consultant to provide the Services in compliance with the provisions hereof.

2.6   The Consultant is an independent contractor. No relation of subordination exists between the Consultant and the Company and the Consultant is not and will not become or be considered an employee of the Company

2.7   This Agreement is non-exclusive for both parties. Subject to the provisions of this Agreement, the Company may engage other consultants to provide the same services as the Consultant and the Consultant shall be free to provide consulting services to other parties.

2.8   The Consultant hereby warrants and represents that none of his commitments or obligations to any other client shall preclude him from entering into this Agreement or from performing the Services

2.9   The Consultant will not originate any publicity, news releases or other public announcements of any nature regarding the Company, whether written or oral, without the prior written consent of the Company.

3.     COMPENSATION

3.1   In consideration of the Services performed by the Consultant hereunder, the Company agrees to pay to the Consultant a consulting fee in the amount of $60,000 per annum (the Base Fee"), plus all applicable GST and PST payable in respect of such fee. The Consultant may also receive an additional fee equal to 50% of the Base Fee ( the "Variable Fee") plus all applicable GST and PST payable in respect of such fees subject to approval of the board of directors. The Base Fee shall be paid to the Consultant, in lawful currency of Canada, in equal consecutive semi-monthly installments or in such other manner as may from time to time be agreed between the Company and the Consultant. The Variable Fee shall be paid as set out by the board of directors.

3.2   The Consultant covenants and agrees that he shall solely be responsible for the payment, deduction and remittance of any and all taxes, fees, charges, contributions, assessments, interest and/or penalties of whatever nature or kind, including without restriction, income taxes, sales taxes and goods and services taxes, in respect of the payment of the consulting fees and any other benefits hereunder.

3.3   The Company agrees to grant to the Consultant 550,000 options, to acquire the common stock of the Company at an exercise price equal to the price per share of the Company at the closing of the financing with an expiration of five (5) years from the date of issuance and subject to the terms and conditions as set out in the Company's stock option plan

3.4   The Company shall arrange and pay for the Consultant's travel when same is required for the Consultant to make presentations on behalf of the Company in accordance with Schedule A of this Agreement.

3.5   The Company agrees to indemnify the Consultant in accordance with the provisions of its by-laws, as such provisions may be expanded from time to time. The Company shall obtain directors and officers liability insurance.

4.     LIABILITY

4.1   The Consultant undertakes to indemnify, and save harmless the Company in respect of:

(a)    Any claim, charge, tax, penalty, interest, fine, assessment or demand by any statutory body of any country or province for any withholdings, charge, tax, assessment, contribution, fee, deduction or amount which, according to said entities, ought to have been paid or withheld on or in respect of any amount paid under the present Agreement.

5.     CONFIDENTIALITY

The Consultant acknowledges that, in the course of his consulting with the Company, he will continue to have access to and be entrusted with confidential and proprietary information and trade secrets of or relating to the Company, which information is not part of the public domain, and which the Company has a legitimate interest in protecting. Such information and trade secrets include, but are not limited to the following:

(a)   the identity of the Company's clients; the Company's client lists; the products and/or services offered or provided to the Company's clients, the prices charged for such products or services; the volume of sales made to such clients, the particular needs of such clients; and the methods or arrangements implemented by the Company or any Member thereof to service or do business with such clients;

(b)   the identity of the Company's suppliers; lists of suppliers; the products and/or services purchased from such suppliers, the prices paid to such suppliers, and the financial or other particular arrangements made between such suppliers and the Company or any Member thereof;

(c)   the identity of the Company's employees, the list(s) of employees of any Member of the Company, the salary, remuneration, other employment benefits and/or training provided to such employees;

(d)   any information concerning the actual or planned creation, production, development, marketing, sale, distribution and/or licensing of any products or services by the Company or any Member thereof;

(e)   any technique, process, method of doing business, or sales, marketing, product development or business plans or strategies, surveys, designs, inventions or other intellectual property of the Company or any Member thereof, including all antecedent derivative works; and

(f)    any information concerning the financial affairs of the Company or any Member thereof and any negotiations, licensing or other business agreements between any Member of the Company and third parties.

(hereinafter referred to collectively as "Confidential Information"). The Consultant acknowledges and agrees that the foregoing are only examples of the types of trade secrets, confidential and proprietary information that will be made known to him by reason of his consulting with the Company, and are not to be construed as an exhaustive list of such information. It is also understood that the term "Confidential Information" does not include information which is or becomes generally known to the public without any breach by the Consultant of his obligations hereunder or any fault on the part of the Consultant or which is already in the possession of the Consultant at the time of disclosure to the Consultant by the Company.

The Consultant covenants and agrees that, during the term of the present Agreement, and at all times subsequent to the termination of such Agreement, for whatever reason, whether voluntary or involuntary, he shall not, directly or indirectly, in any manner or for any purpose whatsoever, except for the business purposes of the Company and as may be reasonably required in the normal and loyal performance of his consulting duties hereunder or unless and to the extent he is specifically required to do so by Court order, use, copy or reproduce or allow to be used, copied or reproduced any Confidential Information or disclose, transmit, transfer or communicate or allow to be disclosed, transmitted, transferred or communicated any Confidential Information to any person, firm, business, corporation, partnership, joint venture, syndicate, association, governmental organization or authority, or any other type of entity or group, endowed or not with juridical personality.

The Consultant acknowledges and agrees that the Confidential Information, and all materials, documents, files and records relating thereto, are and shall remain the exclusive property of the Company and the other members of the Company, as the case may be. The Consultant covenants and agrees that, upon the request of the Company and, in any event, upon the termination of the present Agreement, for whatever reason, whether voluntary or involuntary, he will return to the Company immediately, without making or keeping any copies or reproductions thereof, in whatever form, all Confidential Information, however captured, stored or recorded, as well as all materials, documents, files, records, diskettes, notebooks, and other property of the Corporation which are in his possession, or under his custody or control.

6.     INTELLECTUAL PROPERTY

(a)   Any inventions and improvements thereon, processes, information, data, reports, specifications or other materials prepared, made, conceived and /or compiled by the Consultant specifically in the performance of the Services (collectively the "Inventions"), shall be the property of the Company exclusively and shall be maintained in confidence by the Consultant;

(b)   The Consultant agrees to and does hereby assign to the Company or any person or organization designated in writing by Company, at no additional consideration other than the consideration for this Consulting Agreement, and without any limitation whatsoever, all of Consultant's rights, title and interest in any Inventions made in the direct performance of the Services by the Consultant under this Consulting Agreement, whether conceived and/or reduced to practice either solely or jointly with others. Further, the Consultant hereby waives, without any limitation whatsoever, to the benefit of the Company, its successors, assigns and licensees any moral rights which he may have with respect to the Inventions for the term of such right. In addition, the Consultant agrees to render all assistance reasonably requested by the Company in order to enable Company to file, obtain and enforce any Letters Patent, whether foreign or domestic on said invention, including the execution of such papers and documents as may be necessary to obtain patents in Canada and abroad, and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions, applications and patents and the Consultant shall otherwise provide full cooperation to the Company in obtaining those patents in which the Consultant is named as an inventor or co-inventor, even though such cooperation may be required to take place at a time following the expiration and/or termination of this Agreement. The Company agrees to promptly reimburse Consultant for all reasonable expenses incurred by him in providing the assistance required by this paragraph upon the submission to Company of an itemized statement of such expense; and

(c)   The Consultant shall promptly inform and disclose to the Company all inventions, improvements, processes, applications, data and/or other information made, conceived and/or compiled by him in connection with the Services during the term of this Agreement.

7.     NON-COMPETITION AND NON-SOLICITATION COVENANTS

7.1   The Consultant expressly covenants and agrees that, during the term of the present Agreement and for a period of twelve (12) months from the date on which such Agreement terminates, for whatever reason, whether voluntary or involuntary, he will not, directly or indirectly:

(a)   Anywhere in North America, engage in, whether as a sole proprietor, partner, shareholder or in any other proprietary capacity whatsoever, or provide support and/or assistance in any other form whatsoever, to any person, firm or corporation engaged in developing, manufacturing, licensing, marketing or distributing any Competitive Product; provided that investments in securities representing less than 10% of the voting securities of any entity the shares of which are publicly traded shall not be deemed a violation of this subparagraph a);

(b)   Anywhere in North America, be employed by, act as a consultant or adviser to, or be the agent or representative of any person, firm or corporation engaged in developing, manufacturing, licensing, marketing or distributing any Competitive Product. It is specifically understood and agreed that the Consultant's current work functions as an employee of McGill University do not constitute a violation of this Sub-section (b);

(c)    Solicit or attempt to solicit any customer or entice any such customer of the Company to cease dealing with the Company, in all such cases with a view to giving, selling or providing to such customer any products or services similar to the products or services sold or provided by the Company at the time of the cessation of his consulting services hereunder;

(d)    Solicit, induce, or otherwise persuade any executive, employee or consultant of the Company to terminate his employment or consulting relationship with the Company or to cease providing services to the Company.

7.2    In the event that in any legal proceedings before a competent tribunal in any jurisdiction, it is determined that either of Sub-sections a), b), c) or d) of Section 7.1 above, or any part of the said Sub-sections, is invalid with respect to any particular transaction, that Sub-section or part thereof shall be deemed to be severed from this Agreement for the purposes only of the particular legal proceedings in question, and the said Sub-section shall, in every other respect, continue in full force and effect.

8.     VIOLATION

8.1   The Consultant hereby agrees that the restrictions in the foregoing sections and paragraphs are reasonable and necessary in order to permit the Company to adequately protect its legitimate interests and competitive position in the marketplace.

8.2   The Consultant acknowledges that, in the event of any breach by him of any of his obligations under sections 5, 6 and 7 above, such breach shall cause the Company serious and irreparable harm and that injunctive relief will be necessary in such event, without prejudice to any other recourses or remedies available to the Company.

9.     GENERAL

9.1   The Consultant acknowledges that this Agreement is a contract by mutual agreement which has been negotiated and discussed between the parties and entered into as a result thereof.

9.2   Each and every term, condition and provision of this Agreement is and shall be severable one from the other, and in the event that any term, condition or provision hereof is at any time declared by a court of competent jurisdiction to be void, invalid or unenforceable, same shall not extend to invalidate, make void or make unenforceable any condition or provision of this Agreement, and such term, condition or provision so declared to be void, invalid or unenforceable shall be severed from the rest of this Agreement.

9.3   The Consultant may not assign any of his rights or obligations hereunder without the prior written consent of the Company.

9.4   The terms of the present Agreement may in the future be amended, but only by a written document which is signed by both the Consultant and, on behalf of the Company, by a duly authorized officer. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.5   This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, their respective successors, legal representatives and permitted assigns.

10.     TERMINATION

10.1  Subject to Sections 10.2 and 10.3 below, either party may terminate this Agreement by giving to the other twelve (12) months' prior written notice. If this Agreement is terminated by the Consultant under this Section 10.1, the Company shall retain the right to waive such notice, in whole or in part. If the Company terminates this Agreement in accordance with this Section 10.1, it may, instead of providing such notice, provide the Consultant with an indemnity representing the amount of consulting fees that would have been paid during the notice period, or with a combination of notice and indemnity covering the same period.

10.2  Notwithstanding the provisions of Section 10.1 above, the Company may terminate this Agreement at any time for cause, without prior notice or any indemnity in lieu thereof. For the purposes of this Section 10.2, the term "cause" shall include, but shall not be limited to, the Consultant's inability to provide the Services, dishonesty, theft, conviction for a felony or crime of moral turpitude, a material breach of this Agreement, and the Consultant's failure to perform the Services as required by this Agreement or his failure to correct such deficiency within seven (7) days' written notice to such effect from the Company;

10.3  Upon any termination of this Agreement, whether by the Consultant or the Company:

a)     subject to any payments required if the Company terminates this Agreement under Section 10.1 above, the Company will be required to pay the Consultant only for work performed through to the date of termination;

b)     the Consultant shall continue to be bound by his obligations to the Company which are intended to survive the termination of this Agreement, including notably his obligations under Sections 5, 6 and 7 of this Agreement;

c)     the Company shall continue to be bound by the terms of Section 3.6 of this Agreement.

11.    APPLICABLE LAW

11.1   This Agreement shall be governed and construed in accordance with the laws of Province of Quebec.

12.     NOTICE

12.1 The addresses of the parties for notice purposes are as follows :

INTELGENX CORP.
6425 Abrams
Ville St.-Laurent, Quebec
H4S 1X9

Attention: Horst Zerbe, President & CEO

6100864 CANADA INC.
19 Le Royer West Suite 304
Montreal, Quebec
H2Y 1W4

Attention: Joel Cohen, President

Or such other address as may be given by either party to the other in writing from time to time, all notices shall be sent by registered mail postage prepaid or by personal delivery;

13.    LANGUAGE

13.1 La présente convention a été rédigée en anglais à la demande des parties. This agreement has been drawn in English at the request of all parties.

IN WITNESS WHEREOF the parties have duly signed this Agreement in two (2) counterparts on the ______day of _______2006.

	INTELGENX CORP.		6100864 CANADA INC.

Per:		Per :

	Horst Zerbe		Joel Cohen

SCHEDULE A

THE SERVICES

A)     The Consultant shall be nominated to the board of directors of the Company.

B)      The Consultant agrees to fulfill, through Joel Cohen, the role of Executive Vice President and Chief Financial Officer and Joel Cohen will hold such titles. The role will include notably the following:

  Assist in strategic planning

  Assist in corporate structuring and growth
  Assist in proper corporate governance
  Oversee all fund raising activities
  Financial and cash flow management
  Oversee the preparation of budgets and financial statements
  Assist in financial statement audits
  Managing all filings with the security regulations and the exchange
  Officially represent the company as its EVP and CFO, if and where required